UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2026

Aethlon Medical, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-37487	13-3632859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11555 Sorrento Valley Road, Suite 203 San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (619) 941-0360

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AEMD	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

On July 30, 2026, Aethlon Medical, Inc., a Nevada corporation (the “Company”), filed a Certificate of Change (the “Certificate of Change”) pursuant to Section 78.209 of the Nevada Revised Statutes (“NRS”) with the Secretary of State of the State of Nevada authorizing a 1-for-5 reverse stock split (the “Reverse Stock Split”) of the Company’s issued and outstanding shares of common stock, $0.001 par value per share (the “Common Stock”). The Reverse Stock Split will become effective on the Effective Date (as defined below).

Reason for the Reverse Stock Split

The Company is effectuating the Reverse Stock Split as a part of the Company’s overall capital-markets and operating plan, including but not limited dilution management and continued compliance with Nasdaq Listing Rule 5550(a)(2).

Effects of the Reverse Stock Split

Effective Date; Symbol; CUSIP Number. The Reverse Stock Split will become effective as of 10:00 a.m. Eastern Time on July 31, 2026 (the “Effective Date”). It is expected that the Common Stock will begin trading on a split-adjusted basis on The Nasdaq Capital Market when the market opens on August 4, 2026, under the existing trading symbol “AEMD”. The CUSIP number for the Common Stock will change to 00808Y703.

Split Adjustment; No Fractional Shares. On the Effective Date, the total number of shares of the Company’s Common Stock held by each stockholder will be automatically converted into the number of whole shares of Common Stock equal to (i) the number of issued and outstanding shares of Common Stock held by such stockholder immediately prior to the Reverse Stock Split, divided by (ii) five (5). No fractional shares will be issued, and no cash or other consideration will be paid. Instead, the Company will issue one whole share of the post-Reverse Stock Split Common Stock to any stockholder who otherwise would have received a fractional share as a result of the Reverse Stock Split.

Non-Certificated Shares; Certificated Shares. Computershare Transfer, Inc. is acting as transfer and exchange agent for the Reverse Stock Split. Registered stockholders are not required to take any action to receive post-Reverse Stock Split shares. Stockholders who are holding their shares in electronic form at brokerage firms also do not have to take any action as the effect of the Reverse Stock Split will automatically be reflected in their brokerage accounts.

State Filing. Pursuant to NRS Section 78.209, the Company filed the Certificate of Change with the Secretary of State of the State of Nevada on July 30, 2026 to effectuate the Reverse Stock Split. The Certificate of Change will become effective at 10:00 a.m. Eastern Time on July 31, 2026. A copy of the Certificate of Change is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

No Stockholder Approval Required. Under Nevada law, because the Reverse Stock Split was approved by the board of directors of the Company in accordance with NRS Section 78.207, no stockholder approval is required. NRS Section 78.207 provides that the Company may effect the Reverse Stock Split without stockholder approval if (i) the Reverse Stock Split does not adversely affect any other class of stock of the Company, and (ii) the Company does not pay money or issue scrip to stockholders who would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split. As described herein, the Company has complied with these requirements.

Capitalization. Prior to the Reverse Stock Split, the Company was authorized to issue 100,000,000 shares of Common Stock. As a result of the Reverse Stock Split, the Company will be authorized to issue 20,000,000 shares of Common Stock. As of July 23, 2026, there were 3,249,569 shares of Common Stock outstanding. As a result of the Reverse Stock Split, there will be approximately 649,914 shares of Common Stock outstanding (subject to adjustment due to the effect of rounding fractional shares into whole shares). The number of shares of preferred stock that the Company is authorized to issue will not be impacted.

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Immediately after the Reverse Stock Split, each stockholder’s percentage ownership interest in the Company and proportional voting power will remain virtually unchanged except for minor changes and adjustments that will result from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of common stock will be substantially unaffected by the Reverse Stock Split.

All options, warrants and convertible securities of the Company outstanding, if any, immediately prior to the Reverse Stock Split will be appropriately adjusted as a result of the Reverse Stock Split.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03. A copy of the Certificate of Change is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Change
104	Cover Page Interactive Data File (embedded within the inline XBRL Document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2026	AETHLON MEDICAL, INC.

	By:	/s/ James B. Frakes
	Name: Title:	James B. Frakes Chief Executive Officer and Chief Financial Officer

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